Exhibit 99.4

BBOT Debuts as Publicly Traded Company Focused on RAS-Pathway Malignances with a Potential to Realize the Full Promise of KRAS and PI3K Inhibition

●	Business combination transaction with Helix Acquisition Corp. II, a special purpose acquisition company sponsored by affiliates of Cormorant Asset Management, completed on August 11,2025

●	Closed concurrent $261 million private investment in public equity (“PIPE”), led by Cormorant

●	Combining approximately $120 million from the former Helix II trust account (reflecting a final redemption rate of approximately 39% which is the second lowest redemption rate for a biotech de-SPAC transaction since 2022) with the PIPE provides approximately $382 million in gross proceeds

●	Net proceeds will be used to accelerate the development of BBOT pipeline of clinical-stage RAS-targeted oncology drug candidates

●	BBOT to commence trading on the Nasdaq Global Market under the ticker symbol “BBOT” on August 12,2025

SOUTH SAN FRANCISCO, Calif. & BOSTON, August 11, 2025 (GLOBE NEWSWIRE) – BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today announced the closing of its previously announced business combination with Helix Acquisition Corp. II (formerly Nasdaq: HLXB) (“Helix”), a special purpose acquisition company (SPAC) sponsored by affiliates of Cormorant Asset Management. The business combination was approved by Helix’s shareholders on August 4, 2025, and closed on August 11, 2025.

In connection with the closing, Helix changed its name to “BridgeBio Oncology Therapeutics, Inc.”, and beginning on August 12, 2025, the shares of common stock of the combined company are expected to begin trading under the new ticker symbol “BBOT” on the Nasdaq Global Market.

Eli Wallace, PhD, Chief Executive Officer of BBOT said: “The successful completion of our business combination, with a relatively low redemption rate of approximately 39%, is a pivotal milestone that underscores the strong conviction of our investors in our vision. With meaningful progress across all three of our pipeline programs, we are entering this next chapter as a public company with significant momentum. We are deeply committed to advancing transformative therapies for patients facing deadly cancers mediated by the RAS pathway, and believe we are well-positioned to deliver meaningful value to patients as we work towards realizing the full potential of KRAS and PI3Ka inhibition.”

Frank McCormick, PhD, Chairman of BBOT Board and David A. Wood Chair of Tumor Biology and Cancer Research at UC San Francisco, added: “BBOT has made tremendous progress advancing its RAS-targeted therapeutics in the clinic. BBOT's drug candidates could provide significantly more patient benefit through optimizing target coverage and through exciting new combination therapies. The completion of the business combination marks another important milestone in BBOT’s journey. On behalf of BBOT’s board and management team I would like to welcome our new investors and thank them for their strong support.”

Bihua Chen, Founder and CEO of Cormorant, and CEO of Helix said: “ Cormorant is thrilled to support BBOT through its Helix SPAC platform as the company advances its innovative portfolio of therapeutic agents targeting the two most commonly mutated oncogenes in human cancer, KRAS and PI3K. BBOT’s next generation KRAS ON inhibitors and its highly novel PI3K “Breaker”, which disrupts KRAS-driven PI3K activation, hold great promise to transform the treatment landscape for solid tumors driven by these oncogenes. Helix is extremely grateful to work with a stellar syndicate of investors within our trust, such as Adage Capital Management LP, BC Capital Management Ltd., BlackRock Advisors LLC, Laurion Capital Management LP, Millenium Management LLC, Octagon Capital Advisors LP, Oppenheimer, Silver Arc Capital Management LLC, Stempoint Capital LP, and Woodline Partners LP, as well as BBOT’s outstanding team to deliver these much-needed therapeutic options to patients. We are proud that Helix provides a capital market solution uniquely poised to help companies such as BBOT rapidly and thoughtfully advance multiple parallel clinical programs.”

The combined business is expected to have approximately $490 million in cash, cash equivalents and marketable securities consisting of (a) BBOT’s cash, cash equivalents and marketable securities of approximately $130 million as of June 30, 2025 and (b) net proceeds of approximately $365 million reflecting (a) proceeds of approximately $120 million from the former Helix Trust account (reflecting a final redemption rate of approximately 39%), (b) proceeds of $261 million from PIPE investors and (c) the deduction of approximately $15 million in offering expenses.

The PIPE was led by Cormorant Asset Management and included premier institutional investors ADAR1 Capital Management, BC Capital, investment funds affiliated with Deerfield Management Company, Enavate Sciences, Eventide Asset Management, Novo Holdings A/S, Octagon Capital, Omega Funds, Paradigm BioCapital Advisors, StemPoint Capital LP, Surveyor Capital (a Citadel company) and Wellington Management.

BBOT will use the net proceeds to accelerate the development of its pipeline of RAS-targeted oncology drug candidates, including:

●	BBO-8520 (NCT06343402): A direct inhibitor of KRASG12C in both the ON and OFF states that is currently being evaluated both as monotherapy and in combination with pembrolizumab in the Phase 1 ONKORAS-101 trial for patients with KRASG12C mutant non-small cell lung cancer. BBO-8520’s ability to directly inhibit the ON state and block effector binding differentiates it from most other approaches to target KRASG12C tumors.

●	BBO-10203 (NCT06625775): An orally bioavailable small molecule that selectively and specifically blocks the physical interaction between RAS and PI3Kα, resulting in the inhibition of RAS-driven PI3Kα-AKT signaling in tumors without the risk of hyperglycemia. This novel mechanism of action makes BBO-10203 agnostic to the mutational status of either RAS or PI3Kα providing the potential to treat tumors driven by KRAS or PI3Kα mutations, the two most mutated oncogenes in human cancer. BBO-10203 is being evaluated in the Phase 1 BREAKER-101 trial for patients with HER2+ amplified or HR+/HER2- breast cancer, and KRAS mutant colorectal or non-small cell lung cancer.

●	BBO-11818 (NCT06917079): A panKRAS inhibitor targeting mutant KRAS in both the ON and OFF states with strong potency against KRASG12D and KRASG12V mutants. BBO-11818 was designed with strong binding affinity for KRAS and broad selectivity over HRAS and NRAS with the goal of achieving high level of KRAS inhibition in human tumors. The Phase 1 KONQUER-101 trial is currently enrolling patients with KRASG12D, KRASG12V and KRASG12C solid tumors.

BBOT is led by Chief Executive Officer, Eli Wallace, PhD; Chief Scientific Officer, Pedro J. Beltran, PhD; Chief Medical and Development Officer, Yong (Ben) Ben, MD, MBA; and Chief Financial Officer, Uneek Mehra, MBA.

BBOT’s Board of Directors includes Frank McCormick, PhD; Jake Bauer, MBA, Venture Partner, ARCH Ventures and SR One Capital Management; Michelle Doig, Partner, Head of Corporate Development at Omega Funds; Bihua Chen; Raymond Kelleher, MD, PhD, Managing Director at Cormorant Asset Management; Neil Kumar, PhD, Founder & Chief Executive Officer at BridgeBio Pharma; Praveen Tipirneni, MD, Chief Executive Officer at Morphic Therapeutics Inc., prior to its acquisition by Eli Lilly, and Eli Wallace, PhD.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, visit bbotx.com.

Advisors

Leerink Partners, Morgan Stanley, Cantor, and Oppenheimer & Co. acted as placement agents for Helix in connection with the PIPE transaction. Leerink Partners acted as lead capital markets advisor to Helix. Cantor acted as capital markets advisor to Helix. Piper Sandler acted as capital markets advisor to BBOT. Goodwin Procter LLP acted as legal counsel to BBOT. White & Case LLP acted as legal counsel to Helix. Kirkland & Ellis LLP acted as legal counsel to the placement agents.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to any legal proceedings that may be instituted against BBOT following the closing of the business combination, risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the approval of BBOT’s product candidates and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive product candidates and commercial products; ability to obtain sufficient supply of materials; global economic and political conditions; the effects of competition on BBOT’s future business;; and those factors discussed in documents BBOT has filed or will file with the SEC. Additional risks related to BBOT’s business include, but are not limited to: uncertainty regarding outcomes of BBOT’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; risks associated with BBOT’s efforts to commercialize its product candidates; BBOT’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; intellectual property-related claims; BBOT’s ability to attract and retain qualified personnel; and BBOT’s ability to source the raw materials for its product candidates.

If any of these risks materialize or BBOT’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that BBOT presently does not know or that BBOT currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as representing BBOT’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither BBOT, nor any of its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:
Uneek Mehra, Chief Financial Officer
BBOT
Investors@BBOTx.com

Media Contact:
Jake Robison
Inizio Evoke Comms
Jake.robison@inizioevoke.com

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